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                       CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Equity Incentive Plan of CIMA LABS INC. of our report dated February 5, 1998, with respect to the financial statements and schedule of CIMA LABS INC., included in the Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                    /s/ Ernst & Young LLP

Minneapolis, Minnesota
July 24, 1998